UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): January 30, 2009

Gulf Resources, Inc.
(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)

000-20936	13-3637458
(Commission File Number)	(IRS Employer Identification No.)

Cheming Industrial Park, Shouguang City, Shandong, China 262714
(Address of principal executive offices and zip code)

(646) 200-6316
(Registrant's telephone number including area code)

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On January 30, 2009, pursuant to an Asset Purchase Agreement (the “Purchase Agreement”) which was entered into on January 7, 2009 by and among Shouguang City Haoyuan Chemical Company Limited, a wholly owned subsidiary of Gulf Resources, Inc. ("SCHC"), Qiufen Yuan, Han Wang and Yufen Zhang, citizens of the People’s Republic of China (the “Sellers”), the Company completed its acquisition of  all right, title and interest in and to all assets owned by the Sellers utilized in the production of bromine and crude salt, located at the Shouguang City Renjiazhuangzi Village North Area including without limitation, machinery, equipment and inventory, and any warranties associated therewith (the “Purchased Assets’), for a total purchase price of $11,500,000 (the “Purchase Price”), of which $10,000,000 was paid in cash and $1,500,000 was paid by the issuance of 1,500,000 shares of common stock of Gulf Resources, Inc. (the “Shares”).

Additional information regarding this transaction can be found in the Company’s Current Report on Form 8-K filed with the SEC on January 7, 2009.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the Purchase Agreement, in exchange for the transfer of the Purchased Assets by the Sellers to SCHC, the Registrant will issue to the Sellers 1,500,000 shares of the Registrant's common stock.

The issuance of the Shares was exempt from registration pursuant to either Section 4(2) of, or Regulation S promulgated under, the Securities Act of 1933, as amended (“Securities Act”).

Item 8.01  Other Events.

On February 4, 2009, the Registrant issued a press release announcing that it had completed the aforesaid transaction. A copy of such press release is attached to this report as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Gulf Resources, Inc. Press Release dated February 4, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GULF RESOURCES, INC.

	By:	/s/ Min Li
	Name:	Min Li
	Title:	Chief Financial Officer
Dated: February 4, 2009